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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Current Report on Form 8-K under the Securities Exchange Act of 1934 of Cendant Corporation dated November 13, 2000 of our report dated January 26, 2000 (March 27, 2000 as to Note 1) relating to the consolidated financial statements of Avis Group Holdings, Inc. for the years ended December 31, 1999, 1998 and 1997 and to the incorporation by reference in Registration Statement Nos. 33-74066, 33-91658, 333-00475, 333-03237, 33-58896,
33-91656, 333-03241, 33-26875, 33-75682, 33-93322, 33-93372, 33-75684, 33-80834,
33-74068, 33-41823, 33-48175, 333-09633, 333-09655, 333-09637, 333-22003,
333-30649, 333-42503, 333-34517-2, 333-42549, 333-45183, 333-47537, 333-69505,
333-75303, 333-78475 and 333-38638 of Cendant Corporation on Form S-8 and Registration Statement Nos. 333-11035, 333-17323, 333-17411, 333-20391,
333-23063, 333-26927, 333-35707, 333-35709, 333-45155, 333-45227, 333-49405,
333-78447, 333-86469, 333-30314 and 333-34562 of Cendant Corporation on Form S-3
under the Securities Act of 1933 of our report dated January 26, 2000 (March 27, 2000 as to Note 1) appearing in the above-mentioned Current Report on Form 8-K of Cendant Corporation.



/s/ Deloitte & Touche LLP
New York, New York
November 17, 2000